UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2016

Biogen Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Binney Street, Cambridge, Massachusetts 02142
(Address of principal executive offices; Zip Code)

Registrant’s telephone number, including area code: (617) 679-2000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

 On December 19, 2016, Biogen Inc. (“Biogen”) announced the appointment of Michel Vounatsos as Chief Executive Officer and the election of Mr. Vounatsos to Biogen’s Board effective as January 6, 2017. Biogen also announced that George A. Scangos would step down as Chief Executive Officer and from Biogen’s Board, effective with Mr. Vounatsos’ appointment and election. Mr. Vounatsos is not expected to be named to any committees of the Board.
 Mr. Vounatsos, age 55, has been Executive Vice President and Chief Commercial Officer of Biogen since April 2016. Prior to joining Biogen, Mr. Vounatsos served for 20 years at Merck, most recently as President, Primary Care, Customer Business Line. Prior to this role, he held leadership positions at Merck of increasing responsibility in Europe, China, and the U.S.
 Biogen entered into an employment agreement with Mr. Vounatsos (the “Employment Agreement”) that will be effective with his new position and provides for the following:

•
An initial term that ends on December 31, 2019 (the “Employment Term”). On each December 31 beginning December 31, 2019, the Employment Term will automatically be extended for an additional year unless either party gives the other notice by the preceding July 1 that it has elected not to extend the Employment Term. Notwithstanding the foregoing, Mr. Vounatsos will be an employee at will whose employment can be terminated at any time by either party. Mr. Vounatsos is prohibited from competing with Biogen during his employment and for twelve months after the termination of his employment for any reason.

•
An annual base salary at the initial rate of $1,100,000, subject to annual review and potential merit increases. The annual base salary cannot be reduced without Mr. Vounatsos’ consent except for across the board decreases applicable in the same percentage to all senior executives and in an aggregate amount of not more than 10%.

•
Participation in Biogen’s 2008 Performance-Based Management Incentive Plan, or such other annual bonus plan as Biogen may adopt, with a target annual bonus opportunity of not less than 125% of his base salary. Mr. Vounatsos’ annual bonus for 2016 will be based on his prior position.

•
Participation in Biogen’s 2008 Omnibus Equity Plan (“OEP”) or such long term incentive plan as Biogen may establish in its place. In 2017 Mr. Vounatsos will receive long-term incentive awards with a grant date value of $10,000,000.  Fifty percent (50%), or $5,000,000, of the grant date value will be in the form of Cash-Settled Performance Shares and 50%, or $5,000,000, will be in the form of Market Stock Units, as such terms are defined in the OEP.

•
Upon a termination of employment for any reason, Mr. Vounatsos is entitled to receive his base salary accrued through the date of termination, the value of his unused vacation time, reimbursement of business expenses properly incurred prior to termination, and any amounts payable upon termination under Biogen’s employee benefit plans and policies (the “Accrued Obligations”).

•	Upon a termination of employment on account of death or disability, Mr. Vounatsos, or his beneficiary in the case of death, will receive, in addition to the Accrued Obligations, his unpaid annual bonus for the prior year to the extent not yet paid, and a pro rata share of his target annual bonus for the year in which the termination occurs.

•
Upon a termination of employment due to an Involuntary Employment Action that occurs either prior to, or more than two years after, a Change in Control (as defined in the OEP), Mr. Vounatsos will receive, in addition to the Accrued Obligations, his unpaid annual bonus for the prior year to the extent not yet paid, a pro rata share of his annual bonus for the year in which the termination occurs (based on the extent to which the corporate performance goals are actually achieved for the year), a severance payment equal to one and a half times the sum of his base salary and target annual bonus, paid in a lump sum within 60 days after termination, medical coverage at the premium rates paid by active employees for up to 18 months after the termination date, and senior executive level career transition services for up to 12 months after the termination date. For this purpose, an Involuntary Employment Action includes a termination by Biogen without “cause” (as defined in the Employment Agreement”), or resignation by Mr. Vounatsos after the occurrence of certain events described in the Employment Agreement, if Biogen fails to cure such events after receiving notice from Mr. Vounatsos. Payment of such benefits (other than the Accrued Obligations) is subject to Mr. Vounatsos signing a release of claims against Biogen in the form appended to the Employment Agreement.

•
Upon a termination of employment due to an Involuntary Employment Action that occurs within two years after a Change in Control, Mr. Vounatsos will receive the same benefits described in the preceding paragraph, except that the pro rata annual bonus will be based on his target bonus, the lump sum severance payment will be equal to two times the sum of his base salary and target bonus, and the period during which he may continue medical coverage at active employee premium rates will continue for up to twenty-four months. If a Change in Control occurs within six months following an Involuntary Employment Action, he will receive the benefits described in this paragraph, reduced by any benefits previously paid at the time of the original Involuntary Employment Action.

•
An expiration of the Employment Term is not considered an Involuntary Employment Action, but Mr. Vounatsos would be entitled to the Accrued Obligations and his annual bonus for the year ending on the date of expiration. If the expiration results from Biogen’s election not to extend the Employment Term, it would be treated as an involuntary termination for purposes of any plan or program that conditions payment of benefits upon an involuntary termination.

•
The vesting and payment of Mr. Vounatsos’ equity awards upon a termination of employment will be governed by the terms of the applicable award and plan and will not be affected by the Employment Agreement, except that the definitions of cause, disability, and Involuntary Employment Action contained in the Employment Agreement will also apply for purposes of such awards.

•	During 2017, Mr. Vounatsos will invest $1,000,000 in Biogen common stock.

•	Biogen will reimburse Mr. Vounatsos for his attorney’s fees incurred in the negotiation of the Employment Agreement to a maximum of $30,000.

The Employment Agreement supersedes the terms of employment contained in the offer letter that was extended to Mr. Vounatsos at the time of his original employment, with certain exceptions. Mr.

Vounatsos will remain obligated to repay all or a portion of the $1.5 million cash signing bonus he received at that time if his employment is terminated within four years from his original employment date, with certain exceptions.
A copy of the Employment Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.  A copy of Biogen’s press release announcing the appointment of Mr. Vounatsos and the departure of Dr. Scangos is filed herewith as Exhibit 99.1.
Item 9.01     Financial Statements and Exhibits

Exhibit No.	Description
10.1	Employment Agreement
99.1	Press Release of Biogen Inc. issued December 19, 2016

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Biogen Inc.
By:    __/s/ Steven N. Avruch_________
Steven N. Avruch
Chief Corporation Counsel and Assistant Secretary
Date: December 19, 2016

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement
99.1	Press Release of Biogen Inc. issued December 19, 2016